EXHIBIT 99.1

ALJ REGIONAL HOLDINGS, INC. COMPLETES SALE OF TOLLING AND TRANSPORTATION AND HEALTH BENEFIT EXCHANGE VERTICALS OF FANEUIL, INC.

NEW YORK, NY, April 4, 2022 – ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) announced today that it has completed the previously announced sale of the tolling and transportation and health benefit exchange verticals of its wholly owned subsidiary, Faneuil, Inc. (“Faneuil”), to TTEC Holdings, Inc. (NASDAQ: TTEC) (“TTEC”), one of the largest global customer experience (“CX”) technology and services innovators for end-to-end digital CX solutions. The transaction was completed pursuant to an Asset Purchase Agreement that was announced on December 22, 2021, as amended by that certain Amendment to the Asset Purchase Agreement dated April 1, 2022. Consideration paid by TTEC at closing is $142.3 million, less an indemnification escrow amount and certain holdback amounts for contracts yet to be assigned. Faneuil is also eligible to receive additional earn-out payments in an aggregate amount of up to $25 million.

Other Faneuil verticals, including its utilities, non-health benefit exchange, commercial and other verticals, as well as Vistio, a wholly owned subsidiary of Faneuil, which incorporates software tools and methodologies to improve and optimize the contact center agent experience, will remain at Faneuil and Faneuil will continue to operate as a wholly owned subsidiary of ALJ.

About Faneuil

For more than 25 years, Faneuil (www.faneuil.com) has specialized in designing, implementing managing and operating multichannel customer care, back‐office business processing, and Solution as a Service (SaaS) offerings for government and commercial clients operating in complex, highly regulated environments nationwide. Headquartered in Hampton, Virginia, Faneuil delivers broad support to several diverse industries, including health and human services, transportation and tolling, utilities, state and municipal governments, and commercial/retail services. With an unrelenting focus on creating consistently positive customer experiences, Faneuil’s customer care professionals are intent on building the brands and reputations of its client partners every day.

About ALJ

ALJ Regional Holdings, Inc. is the parent company of (i) Faneuil, Inc., a leading provider of call center services, back office operations, staffing services, and toll collection services to commercial and governmental clients across the United States, and (ii) Phoenix Color Corp., a leading manufacturer of book components, educational materials, and related products producing value-added components, heavily illustrated books, and specialty commercial products using a broad spectrum of materials and decorative technologies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws about Faneuil and ALJ and the acquisition, including but not limited to the amount of the indemnification escrow, holdback, earn-out payments to be paid to Faneuil, if any; and future operations of Faneuil and ALJ, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “ “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to general economic and capital markets conditions; legal proceedings that may be instituted related to the acquisition; unexpected costs, charges or expenses; failure to successfully integrate the acquisition, realize anticipated synergies or obtain the results anticipated; and other risks and uncertainties discussed in ALJ’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov.  All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.